UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2018

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2018, Zebra Technologies Europe Limited (“ZTEL”), an indirect wholly-owned subsidiary of Zebra Technologies Corporation (the “Company”), entered into a Master Accounts Receivable Purchase Agreement (“Purchase Agreement”) pursuant to which ZTEL will sell the accounts receivable of identified account debtors to MUFG Bank, Ltd. (the “Bank”) at a discounted price on an on-going basis (the “Factoring”). As a condition to the Factoring, the Bank requires the Company to execute the Purchase Agreement as a guarantor of the performance of ZTEL under the Purchase Agreement.

The Purchase Agreement establishes a revolving trade receivables factoring facility (the “A/R Facility”) that provides for up to $90 million in funding based on the availability of eligible receivables and other customary factors, and the satisfaction of certain conditions. The A/R Facility has an initial 364-day term, unless earlier terminated in accordance with its terms, and provides for an automatic 364-day extension unless ZTEL provides notice of non-extension.

The Bank will purchase accounts receivable from ZTEL at a discount from face value with a discount rate equal to EURIBOR plus either 1.35% per annum or 1.50% per annum based upon the account debtors of the factored accounts receivable. ZTEL may add the accounts receivable of additional account debtors upon the Bank’s approval.

The A/R Facility contains various covenants and default and termination provisions customary in accounts receivable sales and purchase agreements. In the event of a default, ZTEL will be obligated to repurchase the accounts receivable sold to MUFG. The Company has guaranteed ZTEL’s performance of its obligations under the A/R Facility. If ZTEL fails in any manner to perform its obligations under the A/R Facility, then the Company is required to perform (or cause to be performed) those obligations as required under the A/R Facility.

The foregoing description of the A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Company’s 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: December 21, 2018	By:	/s/ Cristen Kogl
Cristen Kogl
SVP, General Counsel and Corporate Secretary

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